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                                                                    Exhibit 3.14

                         AAVID THERMALLOY OF TEXAS, LLC

                      A DELAWARE LIMITED LIABILITY COMPANY

                       LIMITED LIABILITY COMPANY AGREEMENT

                          DATED AS OF FEBRUARY 2, 2000


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                                TABLE OF CONTENTS

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

                                                                                                       Page
ARTICLE I -    DEFINITIONS.............................................................................1
    1.1        DEFINITIONS.............................................................................1
    1.2        CONSTRUCTION............................................................................4
    1.3        INCLUDING...............................................................................4

ARTICLE II -   ORGANIZATION............................................................................5
    2.1        FORMATION...............................................................................5
    2.2        NAME....................................................................................5
    2.3        REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES....................5
    2.4        PURPOSES................................................................................5
    2.5        POWERS OF THE COMPANY...................................................................6
    2.6        FOREIGN QUALIFICATION...................................................................7
    2.8        NO STATE-LAW PARTNERSHIP................................................................8

ARTICLE III -  MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS.................................8
    3.1        MEMBERS.................................................................................8
    3.2        NO LIABILITY OF MEMBERS.................................................................9
    3.3        INITIAL CAPITAL CONTRIBUTIONS...........................................................9
    3.4        ISSUANCE OF ADDITIONAL INTERESTS; ADDITIONAL MEMBERS...................................10
    3.5        CERTIFICATION OF UNITS.................................................................11

ARTICLE IV -   CAPITAL ACCOUNTS.......................................................................11
    4.1        ESTABLISHMENT AND DETERMINATION OF CAPITAL ACCOUNTS....................................11
    4.2        COMPUTATION OF AMOUNTS.................................................................11
    4.3        NEGATIVE CAPITAL ACCOUNTS..............................................................12
    4.4        COMPANY CAPITAL........................................................................12

ARTICLE V -    DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES.......................................12
    5.2        DISTRIBUTIONS..........................................................................12
    5.3        ALLOCATION OF PROFITS AND LOSSES.......................................................13
    5.4        REGULATORY AND SPECIAL ALLOCATIONS.....................................................13
    5.5        TAX DISTRIBUTIONS......................................................................14
    5.6        TAX ALLOCATIONS: CODE SECTION 704(C)...................................................15

ARTICLE VI -   MANAGEMENT.............................................................................17
    6.1        THE MANAGING MEMBER; DELEGATION OF AUTHORITY AND DUTIES................................17
    6.2        OFFICERS...............................................................................18

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

ARTICLE VII -  EXCULPATION AND INDEMNIFICATION........................................................19
    7.1        PERFORMANCE OF DUTIES; NO LIABILITY OF MEMBER AND OFFICERS.............................19
    7.2        COMPETING ACTIVITIES...................................................................20
    7.3        TRANSACTIONS BETWEEN THE COMPANY AND THE MEMBERS.......................................20
    7.4        Indemnification........................................................................21
    7.5        Power to Indemnify in Actions, Suits or Proceedings Other
                 Than Those by or in the Right of the Company.........................................21
    7.6        Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Company..21
    7.7        Authorization of Indemnification.......................................................22
    7.8        Good Faith Defined.....................................................................22
    7.9        Indemnification by a Court.............................................................22
    7.10       Advancement or Reimbursement of Expenses...............................................23
    7.11       Nonexclusivity and Survival of Indemnification.........................................23
    7.12       Insurance..............................................................................23
    7.13       SAVINGS CLAUSE.........................................................................23

ARTICLE VIII - TAXES..................................................................................24
    8.1        TAX RETURNS............................................................................24
    8.2        TAX MATTERS PARTNER....................................................................24

ARTICLE IX -   BOOKS, REPORTS AND COMPANY FUNDS.......................................................24
    9.1        MAINTENANCE OF BOOKS...................................................................24
    9.2        MEMBER TAX INFORMATION.................................................................24

ARTICLE X -    TRANSFERS AND OTHER EVENTS.............................................................25
    10.1       ASSIGNMENT BY MEMBERS..................................................................25
    10.2       VOID ASSIGNMENT........................................................................25
    10.3       SUBSTITUTED MEMBER.....................................................................25
    10.4       EFFECT OF ASSIGNMENT...................................................................26
    10.5       LEGEND.................................................................................26
    10.6       TRANSFER FEES AND EXPENSES.............................................................26
    10.7       OTHER LIMITATIONS......................................................................26
    10.8       EFFECTIVE DATE.........................................................................26
    10.9       EFFECT OF INCAPACITY...................................................................26

ARTICLE XI -   DISSOLUTION, LIQUIDATION AND TERMINATION...............................................27
    11.1       DISSOLUTION............................................................................27
    11.2       LIQUIDATION AND TERMINATION............................................................27
    11.3       CANCELLATION OF CERTIFICATE............................................................28

ARTICLE XII -  GENERAL/MISCELLANEOUS PROVISIONS.......................................................28
    12.1       OFFSET.................................................................................28
    12.2       NOTICES................................................................................28
    12.3       ENTIRE AGREEMENT.......................................................................28

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

    12.4       EFFECT OF WAIVER OR CONSENT............................................................28
    12.5       AMENDMENT OR MODIFICATION..............................................................29
    12.6       BINDING EFFECT.........................................................................29
    12.7       GOVERNING LAW..........................................................................29
    12.8       FURTHER ASSURANCES.....................................................................29
    12.9       WAIVER OF CERTAIN RIGHTS...............................................................29
    12.10      NOTICE TO MEMBERS OF PROVISIONS........................................................30
    12.11      COUNTERPARTS...........................................................................30
    12.12      CONSENT TO JURISDICTION................................................................30
    12.13      HEADINGS...............................................................................30
    12.14      REMEDIES...............................................................................30
    12.15      SEVERABILITY...........................................................................30


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                       LIMITED LIABILITY COMPANY AGREEMENT

                                       of

                         AAVID THERMALLOY OF TEXAS, LLC
                      A Delaware Limited Liability Company

         THIS LIMITED LIABILITY COMPANY AGREEMENT (the "Agreement") of Aavid Thermalloy of Texas, LLC (the "Company") is entered into as of the 2nd day of February, 2000 by and among Aavid Thermalloy, LLC, a Delaware limited liability company (the "Member") and the Company.

         WHEREAS, pursuant to the Certificate of Formation (the "Certificate"), the Company was formed

         WHEREAS, pursuant to a contribution agreement, Aavid Thermal Products, Inc., a New Hampshire corporation contributed the stock of Aavid Thermal Technologies of Texas, Inc., a New Hampshire corporation, to the Company in exchange for Common Units (as defined herein) of the Company; and

         WHEREAS, and pursuant to the Plan and Agreement of Merger dated as of August 23, 1999, Aavid Thermal Technologies of Texas, Inc., a New Hampshire corporation was merged into the Company, with the Company surviving; and

         WHEREAS, the Common Units held by Aavid Thermal Products, Inc. were contributed to Aavid Thermalloy, LLC, a Delaware limited liability company; and

         WHEREAS, the parties hereto desire to enter into this Limited Liability Company Agreement to provide for, among other things, the respective rights, obligations and interests of the parties hereto to each other and certain other matters.

         NOW THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:

                             ARTICLE I - DEFINITIONS

         1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "Act" means the Delaware Limited Liability Company Act, Title 6, Sections18-101, et seq., and any successor statute, as amended from time to time.

         "Additional Interests" has the meaning given that term in Section 3.4.

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         "Affiliate" of, or a Person "Affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

         "Agreement" means this Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as the context requires.

         "Book Value" means, with respect to any Company property, the Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation Section 1.704-1(b)(2)(iv)(d)--(g); provided that the Book Value of each asset of the Company shall be adjusted as of the date hereof pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(f) in a manner determined by the Managing Member such that the aggregate Book Value of the Company's assets (net of the Company's liabilities) as of such date is equal to the aggregate initial Capital Account balances of the members (immediately after the Members' actual or deemed Capital Contributions pursuant to Section 3.3).

         "Capital Account" has the meaning given that term in Section 4.1.

         "Capital Contribution" means the aggregate contributions made by a Member to the Company pursuant to Article III as of the date in question, as shown opposite such Member's name on Schedule A, as the same may be amended from time to time.

         "Certificate" has the meaning given that term in the Preamble.

         "Certificated Interests" has the meaning given that term in Section
10.5.

         "Common Unit" means a Unit representing a fractional part of the Membership Interests of the Members and having the rights and obligations specified with respect to Common Units in this Agreement.

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Company" means Aavid Thermalloy of Texas, LLC, from and after its formation as a Delaware limited liability company pursuant to the Certificate.

         "Company Minimum Gain" has the meaning set forth for "Partnership minimum gain" in Treasury Regulation Section 1.704-2(d).

         "Economic Interest" means a Member's or Economic Owner's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any

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right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

         "Economic Owner" means any owner of an Economic Interest who is not a Member. No owner of an Economic Interest which is not a Member shall be deemed a "member" (as that term is used in the Act) of the Company.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Fiscal Period" of the Company means the Fiscal Year or any portion thereof for which determinations are being made pursuant to this Agreement.

         "Fiscal Quarter" of the Company means each calendar quarter ending March 31, June 30, September 30 and December 31.

         "Fiscal Year" of the Company means the calendar year.

         "Incapacity" or "Incapacitated" means (a) with respect to a natural person, the bankruptcy, death, incompetency or insanity of such individual and
(b) with respect to any other Person, the bankruptcy, liquidation, dissolution or termination of such Person.

         "Losses" means items of Company loss and deduction determined according to Section 4.2.

         "Managing Member" has the meaning given that term in Section 6.1.

         "Member" means the initial Members and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company.

         "Member Minimum Gain" has the meaning set forth for "partner nonrecourse debt minimum gain" in Treasury Regulation Section 1.704-2(i).

         "Member Nonrecourse Deductions" has the meaning set forth for "partner nonrecourse deductions" in Treasury Regulation Section 1.704-2(i).

         "Membership Interest" means a Member's interest in the Company, including such Member's Economic Interest and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

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         "Officer" means each Person designated as an officer of the Company pursuant to Section 6.2 for so long as such Person remains an officer pursuant to the provisions of Section 6.2.

         "Net Losses" means for any Fiscal Period the excess, if any of Losses over Profits for such period, disregarding Losses and Profits specially allocated pursuant to Section 5.4.

         "Net Profits" means for any Fiscal Period the excess, if any of Profits over Losses for such period, disregarding Profits and Losses specially allocated pursuant to Section 5.4.

         "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Profits" means items of Company income and gain determined according to Section 4.2.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Tax Matters Member" has the meaning given to that term in Section 8.2.

         "Taxable Year" means the Company's taxable year ending December 31 (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Managing Member.

         "Transfer" has the meaning given that term in Section 10.1.

         "Unit" means a Membership Interest of a Member in the Company representing a fractional part of the Membership Interests of all Members and shall include the Common Units; provided that any class of Units issued shall have designations, preferences or special rights set forth in this Agreement and the Membership Interest represented by such class of Units shall be determined in accordance with such designations, preferences or special rights.

         Other terms defined in this Agreement have the meanings so given them.

         1.2 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

         1.3 INCLUDING. Reference in this Agreement to "including,"
"includes" and "include" shall be deemed to be followed by "without limitation."

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                            ARTICLE II - ORGANIZATION

         2.1 MERGER AND RIGHTS OF MEMBERS. The Company was formed and Aavid Thermalloy, LLC became a member of the Company in the manner set forth in the recitials to this Agreement. This Agreement is the Limited Liability Company Agreement of the Company.

        The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. If there is a conflict between the provisions of this Agreement and the Act, the provisions of this Agreement shall control, except if the conflict is with respect to a provision which would cause the Company not to be taxed for federal income tax purposes as a partnership or a provision of the Act that cannot be waived by agreement among the Members, in which case the provisions of the Act shall control. If there is a conflict between this Agreement and the Certificate, the provisions of the Certificate shall control.

         2.2 NAME. The name of the Company is "Aavid Thermalloy of Texas,
LLC" and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time.

         2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Managing Member may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Managing Member may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Managing Member may designate from time to time.

         2.4 PURPOSES. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

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         2.5 POWERS OF THE COMPANY.

                  (a) POWER AND AUTHORITY. Subject to the provisions of this Agreement, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in
         Section 2.4, including the power:

                                    (i) to conduct its business, carry on its
                  operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                                    (ii) to acquire by purchase, lease,
                  contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

                                    (iii) to enter into, perform and carry out
                  contracts of any kind, including contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

                                    (iv) to purchase, take, receive, subscribe
                  for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

                                    (v) to lend money for any proper purpose, to
                  invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

                                    (vi) to sue and be sued, complain and
                  defend, and participate in administrative or other proceedings, in its name;

                                    (vii) to appoint employees and agents of the
                  Company and define their duties and fix their compensation;

                                    (viii) to indemnify any Person in accordance
                  with the Act and to obtain any and all types of insurance;

                                    (ix) to cease its activities and cancel its
                  Certificate;

                                    (x) to negotiate, enter into, renegotiate,
                  extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

                                    (xi) to borrow money and issue evidences of
                  indebtedness and guarantee indebtedness (whether of the Company or any of its subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

                                    (xii) to pay, collect, compromise, litigate,
                  arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

                                    (xiii) to make, execute, acknowledge and
                  file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

                  (b) MANAGING MEMBER. Subject to the provisions of this Agreement, (i) the Company, and the Managing Member on behalf of the Company, may enter into and perform any and all documents, agreements and instruments contemplated hereby, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

                  (c) MERGER. Subject to the provisions of this Agreement and the Merger Agreement, the Company may, with approval of the Managing Member and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

         2.6 FOREIGN QUALIFICATION. The Managing Member shall cause the
Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Managing Member, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Managing Member may and, at the request of the Managing Member or any officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

         2.8 NO STATE-LAW PARTNERSHIP. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Economic Owner or Officer shall be a partner or joint venturer of any other Member, Economic Owner or Officer, for any purposes other than federal and, if applicable, state tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

      ARTICLE III - MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS

         3.1 MEMBERS.

                  (a) NAMES, ETC. Subject to the following sentence, the name, residence, business or mailing address, Capital Contribution and the Units of the Members shall be set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time. Each Person listed on Schedule A, upon (i) his or its execution of this Agreement or counterpart thereof and (ii) receipt (or deemed receipt) of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Member of the Company.

                  (b) CAPITAL CONTRIBUTIONS; LOANS BY MEMBERS. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law or by this Agreement. Any Member may, with the approval of the Managing Member, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution. Each Member shall be required to make additional Capital Contributions only at such times and in such amounts as may be approved by the Members unanimously. The obligations of Members to make additional Capital Contributions and their liability to the Company and other Members with respect thereto shall not confer any rights on any third parties. Unless otherwise determined by the Members unanimously, all additional Capital Contributions shall be made in proportion to the number of Common Units held by each of the Members.

                  (c) REPRESENTATIONS AND WARRANTIES OF MEMBERS. Each Member hereby represents and warrants to and acknowledges with the Company that: (i) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (ii) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (iii) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound and (iv) this Agreement is valid, binding and enforceable against such Member in accordance with its terms.

         3.2 NO LIABILITY OF MEMBERS.

                  (a) NO LIABILITY. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contribution to the Company and the other payments provided expressly herein.

                  (b) RETURN OF DISTRIBUTIONS. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. A Member receiving the payment of any such money or distribution of any such property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

         3.3 INITIAL CAPITAL CONTRIBUTIONS. Each Member has made a Capital Contribution to the Company in cash, property, assets or evidence of indebtedness in the amount set forth opposite such Member's name on Schedule A hereto. Upon receipt of the Capital Contribution set forth opposite such Member's name on Schedule A, each Member shall be deemed to own the number of Common Units set forth opposite such Member's name on Schedule A.

         3.4 ISSUANCE OF ADDITIONAL INTERESTS; ADDITIONAL MEMBERS.

                  (a) ADDITIONAL INTERESTS. Subject to Section 10.7, the Managing Member shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Interests"): (i) additional Membership Interests or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. The Managing Member shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests and any required contributions in connection therewith.

                  (b) ADDITIONAL MEMBERS AND INTERESTS. In order for a Person to be admitted as a Member of the Company with respect to an Additional
         Interest:

                           (i) such Person shall have delivered to the Company a
                  written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Managing Member determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; and (ii) the Managing Member or the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule A, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest, including any Economic Interest that corresponds to and is part of such Membership Interest. If an Additional Interest is issued to an existing Member, the Managing Member or the Secretary of the Company shall amend Schedule A without the further vote, act or consent of any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Schedule A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

         3.5 CERTIFICATION OF UNITS. The Company shall issue certificates to the Members representing the Membership Interest held by each Member (the "Certificated Interests"). The Members agree that the Certificated Interests shall be deemed to be securities as defined in the Uniform Commercial Code, and any pledge of or grant of a security interest in any Certificated Interests shall be subject to the provisions of the Uniform Commercial Code.

                          ARTICLE IV - CAPITAL ACCOUNTS

         4.1 ESTABLISHMENT AND DETERMINATION OF CAPITAL ACCOUNTS. A capital account ("Capital Account") shall be established for each Member and Economic Owner on the books of the Company initially reflecting an amount equal to such Member's or Economic Owner's initial Capital Contribution pursuant to Section
3.3. Each Member's and Economic Owner's Capital Account shall be (a) increased by any additional Capital Contributions made by such Member or Economic Owner pursuant to the terms of this Agreement and such Member's or Economic Owner's share of items of income and gain allocated to such Member or Economic Owner pursuant to Article V, (b) decreased by such Member's or Economic Owner's share of items of loss, deduction and expense allocated to such Member or Economic Owner pursuant to Article V and any distributions to such Member or Economic Owner of cash or the fair market value of any other property (net of liabilities assumed by such Member or Economic Owner and liabilities to which such property is subject) distributed to such Member or Economic Owner and (c) adjusted as otherwise required by the Code and the regulations thereunder, including but not limited to, the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member or an Economic Owner shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

         4.2 COMPUTATION OF AMOUNTS. For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose), provided that:

                  (a) The computation of all items of income, gain, loss and deduction shall include tax-exempt income and those items described in Treasury Regulation Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

                  (b) If the Book Value of any Company property is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

                  (c) Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

                  (d) Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property's Book Value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

                  (e) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

         4.3 NEGATIVE CAPITAL ACCOUNTS. No Member or Economic Owner shall be required to pay to the Company or any other Member or Economic Owner any deficit or negative balance which may exist from time to time in such Member's or Economic Owner's Capital Account.

         4.4 COMPANY CAPITAL. No Member or Economic Owner shall be paid interest on any Capital Contribution to the Company or on such Member's or Economic Owner's Capital Account, and no Member or Economic Owner shall have any right (a) to demand the return of such Member's or Economic Owner's Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Article XI hereof or (b) to cause a partition of the Company's assets.

          ARTICLE V - DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

         5.1 GENERALLY. Subject to the provisions of Section 18-607 of the Act and Section 5.5, the Managing Member shall have sole discretion regarding the amounts and timing of distributions to Members and Economic Owner, in each case subject to the retention and establishment of reserves of, or payment to third parties of, such funds as it deems necessary with respect to the reasonable business needs of the Company which shall include the payment or the making of provision for the payment when due of the Company's obligations, including the payment of any management or administrative fees and expenses or any other obligations.

         5.2 DISTRIBUTIONS. Subject to Section 5.5, distributions to be made on any date shall be made to the holders of Common Units in proportion to their ownership of Common Units.

         5.3 ALLOCATION OF PROFITS AND LOSSES.

                           (a) NET PROFITS. For each Fiscal Period of the Company, after adjusting each Member's Capital Account for all Capital Contributions and distributions during such Fiscal Period and all special allocations pursuant to Section 5.4 with respect to such Fiscal Period, all Net Profits shall be allocated to the Capital Account of each Member and Economic Owner, pro rata, in proportion to the number of Common Units held.

                           (b) NET LOSSES. For each Fiscal Period of the Company, after adjusting each Member's Capital Account for all Capital Contributions and distributions during such Fiscal Period and all special allocations pursuant to Section 5.4 with respect to such Fiscal Period, all Net Losses shall be allocated to the Capital Account of each Member and Economic Owner, pro rata in accordance with the number of Common Units held.

         5.4 REGULATORY AND SPECIAL ALLOCATIONS. Notwithstanding the provisions of Section 5.3:

                  (a) COMPANY MINIMUM GAIN. If there is a net decrease in Company Minimum Gain during any Taxable Year, each Member and Economic Owner shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to such Member's and Economic Owner's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulation Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) NONRECOURSE DEDUCTIONS. Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulation
         Section 1.704-2(i). Except as otherwise provided in Treasury Regulation
         Section 1.704-2(i)(4), if there is a net decrease in Member Minimum Gain during any Taxable Year, each Member and Economic Owner that has a share of such Member Minimum Gain shall be specially allocated Profits for such Taxable Year (and, if necessary, subsequent Taxable Years) in an amount equal to that Member's and Economic Owner's share of the net decrease in Member Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) QUALIFIED INCOME OFFSET. If any Member or Economic Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Profits shall be specially allocated to such Member or Economic Owner in an amount and manner sufficient to eliminate the adjusted capital account deficit (determined according to Treasury Regulation
         Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirement in Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) REGULATORY ALLOCATIONS. The allocations set forth in paragraphs (a), (b) and (c) above (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members and Economic Owners so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member and Economic Owner shall be equal to the net amount that would have been allocated to such Member or Economic Owner if the Regulatory Allocations had not occurred.

         5.5 TAX DISTRIBUTIONS.

                  (a) QUARTERLY DISTRIBUTIONS. Notwithstanding Sections 5.1 and
5.2 above, so long as the Managing Member has not determined in good faith that such distribution would be prohibited or create a default or event of default under the Act or any financing agreement to which the Company or its Members is subject, then (i) at least ten business days before each date prescribed by the Code for calendar year corporations to pay quarterly installments of estimated tax, the Company shall distribute to the Members and Economic Owners an amount of cash equal to the excess of (x) the Quarterly Estimated Tax Amount for the quarter of the Taxable Year with respect to which such distribution is being made over (y) the amount of Distributions (if any) previously made pursuant to
Section 5.2 during such quarter; (ii) if the aggregate amount of such quarterly distributions with respect to any Taxable Year is less than the Company's Tax Amount for such Taxable Year, the Company shall distribute an amount of cash equal to the balance of such Tax Amount ("Shortfall Distributions"); and (iii) the Company shall use its best efforts to make such Shortfall Distributions at, on or before the date prescribed by the Code (without extensions) for calendar year corporations to file federal income tax returns. Distributions pursuant to this Section 5.5 shall be made among the Members and Economic Owners in the same proportion that the Company's taxable income for the Taxable Year is allocated among the Members and Economic Owners, as determined by the Managing Member. Distributions pursuant to this Section 5.5 shall be treated as advance distributions (and shall be offset against future distributions to such Member or Economic Owner) pursuant to Section 5.2(a), (b) or (c), as appropriate. If the aggregate amount of such distributions under this Section 5.5 with respect to any Taxable Year exceeds a Member's or Economic Owner's share of the Company's Tax Amount for such Taxable Year, the Company's obligations to make future distributions to such Member or Economic Owner pursuant to this Section 5.5 shall be reduced by the amount of such excess until such excess has been fully deducted from such distributions.

                  (b) TAX AMOUNT. The Company's "Tax Amount" for a Taxable Year shall be the federal, state, and local income taxes which would be payable by the Company if the Company were taxed for such Taxable Year at the highest marginal federal, state and local corporate income tax rate applicable to any Member on the Company's taxable income for the Taxable Year (computed as if the Company had elected to carry forward all loss and credit carryovers, taking into account the character of any loss and credit carry forward as a capital or ordinary loss). The amounts in respect of tax withholding on payments to or from the Company for which Members or Economic Owners (or owners directly or indirectly of such Members or Economic Owners) are credited under applicable tax law shall be credited against payments of the Tax Amount to such Members or Economic Owners. The Company's Tax Amount shall be determined initially by the Managing Member on the basis of figures set forth on IRS Form 1065 filed by the Company and the similar state or local forms filed by the Company but shall be subject to subsequent adjustment pursuant to audit, litigation, settlement, amended return, or the like.

                  (c) ESTIMATED TAX AMOUNT. The Company's "Estimated Tax Amount" for a Taxable Year (or Fiscal Period) shall be the Company's Tax Amount for such Taxable Year (or Fiscal Period) as estimated from time to time by the Managing Member. In making such estimate, the Managing Member shall take into account amounts shown on IRS Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and other adjustments as in the reasonable business judgment of the Managing Member are necessary or appropriate to reflect the estimated operations of the Company for the Taxable Year (or Fiscal Period). The Company's "Quarterly Estimated Tax Amount" for any quarter of a Taxable Year shall be the excess of (x) the product of
         (I) 1/4 in the case of the first quarter of the Taxable Year, 1/2 in the case of the second quarter of the Taxable Year, 3/4 in the case of the third quarter of the Taxable Year and 1 in the case of the fourth quarter of the Taxable Year and (II) the Company's Estimated Tax Amount for such Taxable Year over (y) all prior distributions of Quarterly Estimated Tax Amounts for such Taxable Year.

         5.6 TAX ALLOCATIONS: CODE SECTION 704(C).

                  (a) ALLOCATIONS. The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members and Economic Owners in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members and Economic Owners for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company's subsequent income, gains, losses, deductions and expenses shall be allocated among the Members and Economic Owners for tax purposes to the extent permitted by the Code and other applicable law, so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

                  (b) CONTRIBUTED PROPERTY. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members and Economic Owners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution under the curative allocation method described in Treas. Reg. Section 1.704-3(c).

                  (c) ADJUSTED BOOK VALUE. If the Book Value of any Company asset is adjusted pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(f) as provided in the definition of Book Value, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code
         Section 704(c).

                  (d) TAX CREDITS. Allocations of tax credit, tax credit recapture, and any items related thereto shall be allocated to the Members and Economic Owners according to their interests in such items as determined by the Managing Member taking into account the principles of Treasury Regulation Section 1.704-1(b)(4)(ii).

                  (e) TAX ELECTIONS. Any elections or other decisions relating to such allocations shall be made by the Managing Member in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 5.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's or Economic Owner's Capital Account or share of profits, losses, other items or distributions pursuant to any provisions of this Agreement.

                  [(f) EXCESS NONRECOURSE LIABILITIES. For purposes of determining the Members and Economic Owners' shares of excess nonrecourse liabilities under Treasury Regulation Section 1.752-3, the Members' and Economic Owners' percentage interests in Company profits shall, if any Preferred Units are outstanding, be equal to their percentage interests in Net Profits allocable pursuant to Section 5.3(a)(iii).]

                             ARTICLE VI - MANAGEMENT

         6.1 THE MANAGING MEMBER; DELEGATION OF AUTHORITY AND DUTIES.

                  (a) MEMBERS AND MANAGING MEMBER. Except as otherwise required by the Act, the business and affairs of the Company shall be managed by or under the direction of a "manager" (as that term is defined in the Act) who shall be a Member (the "Managing Member"). The Managing Member initially shall be Aavid Thermalloy, LLC. The Managing Member shall be selected by the holders of a majority of the Common Units. Except as otherwise expressly provided for in this Agreement, the Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Managing Member, the Members agree that they shall be deemed to have consented to or approved such act or voted on such matter in accordance with the determination of the Managing Member on such act or matter. No Member, in his or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Managing Member shall devote such time and effort to the affairs of the Company as he or it may deem appropriate for the oversight of the management and affairs of the Company.

                  (b) DELEGATION BY MANAGING MEMBER. The Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member's rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers), and to delegate by a written agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including, without limitation, any Member or Officer) to enter into and perform under any document on behalf of the Company.

                  (c) RESIGNATION. The Managing Member may resign by delivering his or its written resignation to the Company. Such resignation shall be effective fourteen (14) business days following receipt of such resignation by the Company unless some later time is specified in such resignation.

                  (d) REMOVAL. The Members with the power to select the Managing Member may remove any Managing Member at any time.

                  (e) VACANCY. If a vacancy in the position of Managing Member should for any reason occur, a replacement Managing Member shall be appointed by the Members with the power to select the Managing Member.

                  (f) COMPENSATION. The Managing Member shall not be entitled to compensation from the Company in connection with its activities as Managing Member; provided that the foregoing shall not prevent the Managing Member from receiving reimbursement for out-of-pocket expenses incurred by the Managing Member on behalf of the Company, receiving distributions as a Member pursuant to this Agreement or otherwise receiving compensation from the Company for actions unrelated to its activities as Managing Member.

                  (g) COMMITTEES. The Managing Member may, from time to time, designate one or more committees. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Managing Member, shall have and may exercise any or all of the authority of the Managing Member. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Managing Member may dissolve any committee at any time.

         6.2 OFFICERS.

                  (a) DESIGNATION AND APPOINTMENT. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business, including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company, with titles including but not limited to "chief executive officer," "chairman," "president," vice president," "treasurer," "secretary," "general manager," "director" and "chief financial officer," as and to the extent authorized by the Managing Member. Any number of offices may be held by the same person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them. The Managing Member may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.

                  (b) RESIGNATION/REMOVAL. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Company. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Managing Member. Designation of an Officer shall not of itself create any contractual or employment rights.

                  (c) DUTIES OF OFFICERS GENERALLY. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

                  (d) CHIEF EXECUTIVE OFFICER. Subject to the powers of the Managing Member, the Chief Executive Officer of the Company shall be in general and active charge of the entire business and affairs of the Company, and shall be its Chief Executive Officer and chief policy making Officer.

                  (e) CHIEF FINANCIAL OFFICER. The chief financial officer, if any, shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managing Member. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Managing Member.

                  ARTICLE VII - EXCULPATION AND INDEMNIFICATION

         7.1 PERFORMANCE OF DUTIES; NO LIABILITY OF MEMBER AND OFFICERS. No Member (including the Managing Member) shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member (including the Managing Member) or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member (including the Managing Member) or Officer in question or breach of such Person's duties pursuant to this Agreement. In performing such Person's duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other Persons or groups: one or more Officers or employees of the Company; any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, the Managing Member or any committee of the Managing Member; or any other Person who has been selected with reasonable care by or on behalf of the Company, the Managing Member or any committee of the Managing Member in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No Member (including the Managing Member) or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member or Officer of the Company or any combination of the foregoing.

         7.2 COMPETING ACTIVITIES. Except as may otherwise be agreed in writing and subject to the duties and obligations of the Managing Member and Officers to the Company:

                  (a) the Members and the officers, directors, security holders, partners, members, managers, agents, employees and Affiliates of each of them, may engage or invest in, own and/or manage, independently or with others, any business activity of any type or description, including without limitation those that might be in direct or indirect competition with the Company;

                  (b) neither the Company nor any other Member shall have any right in or to any of such other ventures or activities or to the income or proceeds derived therefrom;

                  (c) neither the Members nor the officers, directors, security holders, partners, members, managers, agents, employees or Affiliates of any of them shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken advantage of by the Company; and

                  (d) the Members and the officers, directors, security holders, partners, members, managers, agents, employees and Affiliates of each of them shall have the right to hold any investment opportunity or prospective economic advantage for their own account or to recommend such opportunity to Persons other than the Company.

         7.3 TRANSACTIONS BETWEEN THE COMPANY AND THE MEMBERS. Notwithstanding that it may constitute a conflict of interest, the Members or their Affiliates may engage in any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company so long as such transaction is approved by the Managing Member, or if such transaction is with the Managing Member or one of its Affiliates, the written consent of all the disinterested Members. No Member shall be deemed by reason of Section 6.1 to have approved any such transaction.

         7.4 INDEMNIFICATION. Each person who at any time shall be, or shall have been, a Member, officer, employee or agent of the Company, or any person who, while a Member, officer, employee or agent of the Company, is or was serving at the request of the Company as a director, member, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another Person, shall be entitled to indemnification as and to the fullest extent permitted by the provisions of Delaware Law or any successor statutory provisions, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which one to be indemnified may be entitled as a matter of law or under this Agreement, any other agreement, by vote of the Members or otherwise, both as to any action in an official capacity and as to action in another capacity while holding such office. Any repeal of this Section 7.4 shall be prospective only, and shall not adversely affect any right of indemnification existing at the time of such repeal or modification or thereafter arising as a result of acts or omissions prior to the time of such repeal or modification.

         7.5 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS OTHER THAN THOSE BY OR IN THE RIGHT OF THE COMPANY. Without limiting the provisions of
Section 7.4, subject the Section 7.7, the Company shall indemnify, to the full extent not prohibited by law, any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, employee or agent of another entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         7.6 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. Without limiting the provisions of Section 7.4, subject to
Section 7.7, the Company shall, to the full extent not prohibited by law, indemnify any person who was or is a party or is threatened to be made a party (including a witness) to any threatened, pending or completed action, suit or proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, member, manager, officer, employee or agent of another entity against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         7.7 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this
Article VII (unless ordered by a court) shall be made by the Company as permitted by Delaware Law or as authorized in the specific case upon a determination that indemnification is proper in the circumstances because it is permitted under Delaware Law or the applicable standards of conduct set forth in
Section 7.5 or Section 7.6, as the case may be, have been met. Such determination shall be made, in the case of any Member or officer, employee or agent, (i) by a vote of the disinterested Members or (ii) if a majority of Members are not disinterested, by independent legal counsel in a written opinion. To the extent, however, that the Member, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         7.8 GOOD FAITH DEFINED. For purposes of any determination under this
Article VII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the other Members, officers, employees or committees of the Company or by any other person as to matters the person seeking indemnification reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to the Members might properly be paid. The provisions of this Section 7.8 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standards of conduct set forth in the provisions of Delaware Law, or in Section 7.5 or Section 7.6, as the case may be.

         7.9 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 8.4, and notwithstanding the absence of any determination thereunder, any Member, officer, employee or agent may apply to any court of competent jurisdiction for indemnification to the extent otherwise permissible under Delaware Law or this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Member, officer, employee or agent is proper in the circumstances because it is permitted under the provisions of the Delaware Law, or the Member, officer, employee or agent has met the applicable standards of conduct set forth in Section 7.5 or Section 7.6, as the case may be. Notice of any application for indemnification pursuant to this Section 7.9 shall be given to the Company promptly upon the filing of such application.

         7.10 ADVANCEMENT OR REIMBURSEMENT OF EXPENSES. The Company shall pay in advance or reimburse expenses actually or reasonably incurred or anticipated by such Member or officer in connection with his appearance as a witness or other participation in a proceeding whether or not such Member or officer is a named defendant or a respondent in the proceeding. To obtain indemnification or an expense advance, the person requesting indemnification shall submit to the Company a written request with such information as is reasonably available to him. If the expense advance is to be paid prior to final disposition of the proceeding, there shall be included a written statement of such person's good faith belief that he has met the necessary standard of conduct under the Delaware Law and an undertaking to repay any amount paid if it is ultimately determined that those conduct requirements were not met.

         7.11 NONEXCLUSIVITY AND SURVIVAL OF INDEMNIFICATION. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article VII shall not be deemed exclusive of any other rights to which one seeking indemnification and advancement of expenses may be entitled under this Agreement, any other agreement, by vote of Members or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of any person specified in this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in this Article VII but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act or otherwise.

         7.12 INSURANCE. The Company may purchase and maintain insurance on behalf of any person who is or was a Member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of an entity against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power or the obligation to indemnify him against such liability under the provisions of this
Article VII.

         7.13 SAVINGS CLAUSE. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VII as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any such proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this
Article VII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                              ARTICLE VIII - TAXES

         8.1 TAX RETURNS. The Company shall cause to be prepared and filed all necessary federal, state and local income tax returns for the Company, and shall make any elections the Managing Member may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

         8.2 TAX MATTERS PARTNER. The Managing Member shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code (the "Tax Matters Member"). The Tax Matters Member shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction, and to sign such consents and to enter into settlements and other agreements with such agencies as the Managing Member deems necessary or advisable.

                  ARTICLE IX - BOOKS, REPORTS AND COMPANY FUNDS

         9.1 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts in accordance with U.S. generally accepted accounting principles and shall keep minutes of the proceedings of its Members and each committee. The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.

         9.2 MEMBER TAX INFORMATION. Within ninety (90) days after the end of each Taxable Year, the Managing Member or Officers will cause to be delivered to each Person who was a Member or Economic Owner at any time during such Taxable Year a Form K-1 and such other information, if any, with respect to the Company as may be necessary for the preparation of such Member's or Economic Owner's federal, state and local income tax returns, including a statement showing such Member's or Economic Owner's share of income, gain or loss, expense and credits for such Taxable Year for federal income tax purposes. Any deficiency for taxes imposed on any Member or Economic Owner (including penalties, additions to tax or interest imposed with respect to such taxes) shall be paid by such Member or Economic Owner, and if paid by the Company, shall be recoverable from such Member or Economic Owner pursuant to Section 12.10; provided, however, that this sentence shall not be construed to prevent the operation of Sections 5.5 or 5.2.

                     ARTICLE X - TRANSFERS AND OTHER EVENTS

         10.1 ASSIGNMENT BY MEMBERS. Each Member may sell, assign, transfer, exchange, mortgage, pledge, grant a security interest in, or otherwise dispose of or encumber (including by operation of law) all or any part of such Member's Membership Interest (including any Units or other Economic Interest) (each such event, a "Transfer"), provided that no such Transfer will be effective unless and until the transferee shall have executed and delivered to the Company an agreement in form and substance satisfactory to the Managing Member to be bound by the provisions of this Agreement applicable to the Membership Interest Transferred, and no such assignment shall relieve the assignor of its obligations hereunder unless such assignee is admitted as a substitute Member pursuant to Section 10.3.

         10.2 VOID ASSIGNMENT. Any Transfer by any Member in contravention of this Agreement shall be void and ineffectual and shall not bind or be recognized by the Company or any other party. In the event of any Transfer in contravention of this Agreement, the purported transferee shall have no right to any profits, losses or distributions of the Company or any other rights of a Member.

         10.3     SUBSTITUTED MEMBER.

                  (a) CONDITIONS. An assignee of any Units or other interests in the Company (or any portion thereof), in accordance with the provisions of this Article X, shall become a substituted Member entitled to all the rights of a Member with respect to such assigned interest if and only if (i) the assignor gives the assignee such right, (ii) the Managing Member has granted its prior written consent to such assignment and substitution, which consent may be withheld in the sole discretion of the Managing Member; (iii) the Managing Member has taken such action, if any, as may be necessary or required to maintain the status of the Company as a partnership for federal income tax purposes; and (iv) the assignee has agreed in writing to be bound by the provisions of this Agreement.

                  (b) RECORD HOLDER. The Company shall be entitled to treat the record owner of any Units or other interest in the Company as the absolute owner thereof and shall incur no liability for distributions of cash or other property made in good faith to such owner until such time as a written assignment of such Units or other interest in the Company, which assignment is consented to by the Managing Member (which consent may be withheld in the Managing Member's sole discretion), is permitted pursuant to the terms and conditions of Section 10.1 and this
         Section 10.3, has been received and accepted by the Managing Member and has been recorded on the books of the Company.

                  (c) SCHEDULE A. Upon the admission of a substituted Member, Schedule A attached hereto shall be amended to reflect the name, address and Units and other interests in the Company of such substituted Member and to eliminate the name and address of and other information relating to the assigning Member with regard to the assigned Units and other interests in the Company.

         10.4 EFFECT OF ASSIGNMENT. Following an assignment of an interest that is permitted under this Article X, the transferee of such interest shall be treated as having made all of the Capital Contributions in respect of, and received all of the distributions received in respect of, such interest, shall succeed to the Capital Account associated with such interest and shall receive allocations and distributions under Articles V and XI in respect of such interest as if such transferee were a Member.

         10.5 LEGEND. The Certificated Interests will bear the following legend:

         "THE INTEREST REPRESENTED BY THIS CERTIFICATE WAS ORIGINALLY ISSUED AS OF FEBRUARY 2, 2000, HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, GOVERNING THE ISSUER (THE "COMPANY"), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         10.6 TRANSFER FEES AND EXPENSES. The transferor and transferee of any Membership Interest shall be jointly and severally obligated to reimburse the Company for all reasonable expenses (including attorneys' fees and expenses) of any Transfer or proposed Transfer of such interest, whether or not consummated.

         10.7 OTHER LIMITATIONS. In order to permit the Company to qualify for the benefit of a "safe harbor" under Code Section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer shall be permitted or recognized (within the meaning of Treasury Regulation Section 1.7704-1(d)) by the Company or the Members if and to the extent that such Transfer would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation
Section 1.7704-1(h), including the look-through rule in Treasury Regulation
Section 1.7704-1(h)(3)).

         10.8 EFFECTIVE DATE. Any Transfer and any related admission of a Person as a Member in compliance with this Article X shall be deemed effective on such date that the transferee or successor in interest complies with the requirements of this Agreement.

         10.9 EFFECT OF INCAPACITY. Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the

         Incapacitated Member shall be deemed to be the assignee of such Member's Economic Interest and may, subject to the terms and conditions set forth in Section 10.3, become a substituted Member.

              ARTICLE XI - DISSOLUTION, LIQUIDATION AND TERMINATION

         11.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up on the unanimous vote of the Members or as otherwise provided under the Delaware Act.

         11.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managing Member or such other or additional Member or Members as designated by the Managing Member shall act as liquidator(s). The liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all of the power and authority of Managing Member and Members, subject to the power of the Managing Member to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

                  (a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

                  (b) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine).

                  (c) After satisfying (whether by payment or reasonable provision for payment) the debts and liabilities of the Company to the extent required by law, including without limitation debts and liabilities to Members who are creditors of the Company to the extent permitted by law, the remaining assets shall be distributed to the Members in accordance with their positive Capital Account balances.

         Such liquidating distributions shall be made by the end of the Company's taxable year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation. The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property to a Member in accordance with the provisions of this Section

11.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its interest in the Company and all the Company's property. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

         11.3 CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

                 ARTICLE XII - GENERAL/MISCELLANEOUS PROVISIONS

         12.1 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that Member owes to the Company may be deducted from that sum before payment; provided that the full amount that would otherwise be distributed shall be debited from the Member's Capital Account pursuant to Section 4.1.

         12.2 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address (or facsimile number) given for that Member on Schedule A, or such other address (or facsimile number) as that Member may specify by notice to the other Members. Any notice, request or consent to the Company or the Managing Member must be given to the Managing Member or, if appointed, the Secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         12.3 ENTIRE AGREEMENT. This Agreement and other written agreements among the Members of even date herewith constitute the entire agreement among the Members relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

         12.4 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

         12.5 AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument adopted by the Managing Member and may be amended only with the written consent of the Managing Member; provided, however, that (a) except as otherwise expressly provided herein, an amendment or modification (other than amendments or modifications adding new classes of interests or issuing Additional Interests) (x) reducing disproportionately a Member's Units or other interest in profits or losses or in distributions, (y) increasing a Member's Capital Contribution or (z) increasing any other obligation of a Member to the Company in respect of any Membership Interest in a manner which is disproportionately adverse to such Member relative to such obligations of other Members in respect of Membership Interests of the same class or type, shall in each case be effective only with that Member's consent or (b) an amendment or modification reducing the required interest for any consent or vote in this Agreement shall be effective only with the consent or vote of Members having the interest theretofore required. Notwithstanding the preceding sentence, (i) the Managing Member may amend and modify the provisions of this Agreement (including Article
V) and Schedule A hereto to the extent necessary to reflect the issuance of interests (including new classes of interests) in the Company, and admission or substitution of any Member, permitted under this Agreement and (ii) notwithstanding anything to the contrary in this Agreement, this Agreement may be amended or modified to the extent necessary to effectuate the issuance of Additional Interests pursuant to Section 3.4 at the direction of the Managing Member.

         12.6 BINDING EFFECT. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns.

         12.7 GOVERNING LAW. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control.

         12.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         12.9 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to demand any distributions or withdrawal of property from the Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

         12.10 NOTICE TO MEMBERS OF PROVISIONS. By executing this Agreement, each Member acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article X) and (b) all of the provisions of the Certificate.

         12.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

         12.12 CONSENT TO JURISDICTION. Each Member irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the District of Delaware and the state courts of the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each Member further agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Member's respective address set forth above shall be effective service of process in any action, suit or proceeding in Illinois with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each Member irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware or the state courts of the State of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

         12.13 HEADINGS. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

         12.14 REMEDIES. The Company and the Members shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Member may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

         12.15 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                                                MANAGING MEMBER:

                                                AAVID THERMALLOY, LLC

                                                By: /s/
                                                    ----------------------------
                                                Name:
                                                Title:

                                                THE COMPANY:

                                                AAVID THERMALLOY OF TEXAS, LLC

                                                By: /s/
                                                    ----------------------------
                                                Name:
                                                Title:

                                                                         42266.1

                                   SCHEDULE A


                                                                       Capital                               Common
Members                         Notice Address                         Contribution                          Units
-------                         --------------                         ------------                          -----
Aavid Thermalloy, LLC           One Eagle Square                       (initial contribution of stock of     1,000
                                Concord, NH 03301                      Aavid Thermal Technologies
                                                                       Of Texas, Inc., from Aavid
                                                                       Thermal Products, Inc.
